Exhibit 23.1



                                  EXHIBIT 23.1
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                          INDEPENDENT AUDITORS' CONSENT




We consent to the use in the Registration Statement of Solanex Management Inc. on Form S-8 relating to the registration of up to 1,000,000 common shares which may be issued pursuant to the 2004 Performance Stock Plan of our Auditors' Report, dated May 11, 2004, on the balance sheets of Solanex Management Inc. as at December 31, 2003 and 2002, and the related statements of operations, cash flows, and stockholders' deficiency for the years ended December 31, 2003 and 2002, and for the period from inception, October 12, 2000, to December 31, 2003.




Vancouver,  Canada                                       "Morgan  &  Company"
July  21,  2004                                       Chartered  Accountants





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